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                                                                   EXHIBIT 10.16

                                PROMISSORY NOTE

    For value received, Lou Carmichael, an individual, ("Maker"), promises to pay to the order of UroCor, Inc., a Delaware corporation, on or before May 29, 1998, the principal sum of Thirteen Thousand, Three Hundred and Fifty Dollars ($13,350.00), together with interest thereon from the date hereof at the rates hereinafter specified, payable as follows:

    The unpaid principal amount from time to time outstanding under this Note shall bear interest at the rate of seven and one-half percent (7.5%) per annum. Maker has the right to draw an amount up to $13,350 from time to time under this Note and shall repay the loan in full on or before May 29,1998. Interest shall be computed on the basis of a 365 or 366 day year, as applicable.

    Payments of both principal and interest are to be made in the lawful money of the United States of America.

    Any sum not paid when due will bear interest at the rate per annum equal to the Note rate plus five percent (5%), and such interest which has accrued will be paid at the time of, and as a condition precedent to, the curing of any default hereunder.

    At the option of the holder, the unpaid balance of this Note, and all other obligations of Maker to the holder, whether direct or indirect, absolute or contingent, now existing or hereafter arising, shall become immediately due and payable without notice or demand upon the occurrence or existence of any of the following events or conditions: (a) any payment required by this Note or any other note or obligation of Maker to the holder or to others is not made when due; (b) the Maker's termination of employment with UroCor, Inc. or its successors; or (c) Maker becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due; or the Maker applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for the Maker, or makes a general assignment for the benefit of creditors; or in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Maker; or any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law is commenced in respect to the Maker.

    The Maker shall have the right to prepay this Note in whole or in part at any time and from time to time without premium or penalty, but with interest to the date of payment on the amount prepaid. All payments under this Note shall be applied first to any accrued interest and then to principal.

    The Maker agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the holder's rights hereunder, the Maker shall pay to the holder hereof its reasonable attorney's fees, together with all court costs and other expenses incurred and paid by such holder.

    The Maker, endorsers, sureties, guarantors and all other persons who may become liable for all or any part of this obligation severally waive presentment for payment, protest and notice of nonpayment.

    The failure of the holder hereof to exercise any of the remedies or options set forth in this Note upon the occurrence of one or more events of default, shall not constitute a waiver of the right to exercise the same or any other remedy at any subsequent time in respect to the same or any other event of default. The acceptance of the holder hereof of any payment which is less than the total of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing remedies or options at that time or any subsequent time, or nullify any prior exercise of any such remedy or option, without the express consent of the holder hereof, except as and to the extent otherwise provided by law.

    The records of the holder of this Note shall be prima facie evidence of the amount owing on this Note. This Note may be assigned by holder without the prior consent of Maker.

    This Note is made under and governed by the laws of the State of Oklahoma.
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    IN WITNESS WHEREOF, the undersigned Maker has executed this instrument effective the 30th day of June, 1997.

                                "Maker":

                                               /s/ LOU RYE CARMICHAEL
                                     -----------------------------------------
                                                 Lou Rye Carmichael